Exhibit 10.11
EXECUTION COPY

VOTING AGREEMENT
DOANE PET CARE COMPANY
Dated as of October 24, 2005

i

Page
19. Injunctive Relief	10

20. Trial by Jury	11

21. Defined Terms	11

Schedule A – Capitalization

ii

VOTING AGREEMENT
          VOTING AGREEMENT, dated as of October 24, 2005 (this “Agreement”), by and among Doane Pet Care Enterprises, Inc., a Delaware corporation (“DPCE”), Doane Pet Care Company, a Delaware Corporation (the “Company”) and Wilchester Investments Limited, a Jersey limited company (the “Investor Stockholder” and together with DPCE, the “Stockholders”). Capitalized terms used herein without definition are defined in Section 21.
          WHEREAS, the Company entered into a certain Agreement and Plan of Merger, dated as of August 28, 2005, by and among DPC Newco Inc. (“Newco”), DPCE and the Company (as the same may be amended modified, supplemented or restated from time to time, the “Merger Agreement”), providing for, among other things, the merger of Newco with and into DPCE, with DPCE as the surviving corporation (the “Merger”);
          WHEREAS, in connection with the Merger, the Company filed an Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware authorizing shares of class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), shares of class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock”) and shares of preferred stock, par value $0.01 per share (the “Preferred Stock”);
          WHEREAS, immediately after the Effective Time (as defined in the Merger Agreement), the issued and outstanding capital stock of the Company will consist of (a) 1,000 shares of Class A Common Stock, (b) 71.32 shares of Class B Common Stock and (c) 1,200,000 shares of Preferred Stock;
          WHEREAS, the initial amount of Common Stock held by each of the Stockholders as of the date hereof is set forth on Schedule A opposite such Stockholder’s name; and
          WHEREAS, concurrently herewith, DPCE, the Investor Stockholder and certain other parties are entering into the Stockholders Agreement.
          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and further, in the case of the Investor Stockholder, in consideration of the mutual agreements contained in the Stockholders Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Restrictions on Transfers by the Investor Stockholder. No shares of Common Stock now or hereafter owned by the Investor Stockholder, nor any interest therein nor any rights relating thereto, may be Transferred, except (a) pursuant to Section 2.1 (“Transfer of Class B Common Stock by Investor Stockholder”), (b) pursuant to

Section 2.2 (“Forced Transfer of Class B Common Stock”), or (c) with the prior written consent of DPCE, such consent to be in DPCE’s sole discretion.
          2. Transfer of Class B Common Stock.
          2.1 Transfer of Class B Common Stock by Investor Stockholder. The Investor Stockholder shall have the right but not the obligation to transfer to DPCE, at any time, all (but not less than all) of such Investor Stockholder’s shares of Class B Common Stock, and DPCE shall have the obligation, upon the Investor Stockholder’s exercise of such right, to acquire all of such Investor Stockholder’s shares of Class B Common Stock at a price per share of Class B Common Stock equal to the Class B Common Stock Purchase Price (as defined in Section 2.3). If the Investor Stockholder desires to exercise its right pursuant to this Section 2.1, it shall provide DPCE 90 days’ prior written notice thereof; provided that such notice shall (a) be irrevocable and unconditional and (b) be given only if the Investor Stockholder contemporaneously provides a written notice exercising its right pursuant to Section 4.1 of the Stockholders Agreement. Payment for any shares of Class B Common Stock transferred by the Investor Stockholder pursuant to this Section 2.1 shall be made no later than on the date that is 90 days (or the first business day thereafter if such 90th day is not a business day) following the date of receipt by the Company of the Investor Stockholder’s notice pursuant to this Section 2.1. DPCE shall receive customary representations and warranties from the Investor Stockholder regarding the shares of Class B Common Stock that are the subject of this Section 2.1, including, but not limited to, a representation and warranty that the Investor Stockholder has good and marketable title to such shares to be transferred, free and clear of all liens, claims and other encumbrances, other than those created pursuant to the Guarantee and Collateral Agreement, dated as of October 24, 2005, made by DPCE, the Company and the other parties thereto in favor of Lehman Commercial Paper Inc.(the “Guarantee and Collateral Agreement”).
          2.2 Forced Transfer of Class B Common Stock. DPCE shall have the right but not the obligation to acquire from the Investor Stockholder, at any time, all (but not less than all) of such Investor Stockholder’s shares of Class B Common Stock, and the Investor Stockholder shall have the obligation, upon DPCE’s exercise of such right, to transfer to DPCE, all of such Investor Stockholder’s shares of Class B Common Stock at a price per share of Class B Common Stock equal to the Class B Common Stock Purchase Price. If DPCE desires to acquire shares of Class B Common Stock from the Investor Stockholder pursuant to this Section 2.2, it shall notify the Investor Stockholder thereof in writing; provided that such notice may be revocable or conditional or both. Payment for any shares of Class B Common Stock acquired by DPCE pursuant to this Section 2.2 shall be made on the date that is specified in DPCE’s notice with respect to such shares pursuant to this Section 2.2. DPCE shall receive customary representations and warranties from the Investor Stockholder regarding the shares of Class B Common Stock that are the subject of this Section 2.2, including, but not limited to, a representation and warranty that such Investor Stockholder has good and marketable title to such shares to be transferred, free and clear of all liens, claims and other encumbrances, other than those created pursuant to the Guarantee and Collateral Agreement.
          2.3 Class B Common Stock Purchase Price. Unless otherwise agreed to by the Investor Stockholder and DPCE, the “Class B Common Stock Purchase Price” of any share of Class B Common Stock purchased pursuant to Section 2.1 or Section 2.2, as the case may be, shall be $0.
          3. Election of Directors.
          (a) Each holder of Class B Common Stock shall vote all of its shares of Class B Common Stock and shall take all other necessary or desirable actions within such Stockholder’s control (whether in such Stockholder’s capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board or stockholder meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), so that:
     (i) the authorized number of directors on the Board shall be as established by DPCE; provided that such number shall initially be three;
     (ii) the Chief Executive Officer of the Company shall be elected to the Board;
     (iii) the remainder of the directors, which will be designated by DPCE, shall be elected to the Board;
     (iv) the removal from the Board (with or without cause) of any representative designated pursuant hereto by DPCE shall be at DPCE’s written request, but only upon such written request and under no other circumstances.
          (b) In order to secure the obligation of each holder of Class B Common Stock to vote its shares of Class B Common Stock in accordance with the provisions of Section 3(a) above, the Investor Stockholder hereby irrevocably appoints DPCE as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such holder’s shares of Class B Common Stock for the election and removal of directors and all such other matters as expressly provided for in Section 3(a) above. DPCE may exercise the irrevocable proxy granted to it hereunder at any time any such holder fails to comply with the provisions of this Section 3(a). The proxies and powers granted by each such holder pursuant to this Section 3(b) are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement.
          (c) Approval of at least one member of the Board, other than the Chief Executive Officer or any Independent Director, shall be required in connection with any action of the Board.
          4. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:
(a)	“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO DOANE PET CARE COMPANY (THE “ISSUER”), SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE VOTING AGREEMENT OF THE ISSUER, DATED AS OF OCTOBER 24, 2005 (THE “VOTING AGREEMENT”).”

(b)	“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AS SPECIFIED IN THE VOTING AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”

(c)	“THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS,

DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”
In addition, certificates representing shares of Class B Common Stock issued to any Person other than DPCE shall bear upon their face the following legend:
“THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT TO DOANE PET CARE ENTERPRISES, INC. OR WITH DOANE PET CARE ENTERPRISES, INC.’S CONSENT, AND, IN EACH SUCH CASE, ONLY SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THE VOTING AGREEMENT. IN ADDITION, THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, AN IRREVOCABLE PROXY AND OTHER CONDITIONS AS SPECIFIED IN THE VOTING AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”
In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states. All Stockholders shall be bound by the requirements of such legends.
          5. Covenants; Representations and Warranties.
          5.1 No Other Arrangements or Agreements. Each Stockholder hereby represents and warrants to the Company and to each other that, except for this Agreement and any Stock Subscription Agreement, it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the shares of Common Stock, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of shares of Common Stock or any interest therein or the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its Subsidiaries).
          5.2 Additional Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that:

          (a) such Stockholder has all corporate, limited liability company or limited partnership power and authority, as the case may be, to execute, deliver and perform this Agreement;
          (b) the execution, delivery and performance of this Agreement by such Stockholder have been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;
          (c) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and
          (d) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (ii) the certificate of incorporation and the by-laws, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be.
          6. Reports. Except to the extent such financial statements are otherwise publicly available as a result of filings made with the Securities and Exchange Commission, on or before the 120th day following the end of each fiscal year during the term of the Company, the Company shall cause each Stockholder to be furnished with a balance sheet, an income statement, and a statement of changes in shareholder equity for, or as of the end of, that year. These financial statements must be prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as therein noted). The Company shall bear the costs of all these reports.
          7. Taxes. The Company shall cause to be prepared and filed all material Tax returns for the Company and its subsidiaries required to be filed. Upon written request by the Company, each Stockholder shall furnish to the Company relevant information in its possession that is necessary or relevant to enable the Tax returns of the Company and its subsidiaries to be prepared and filed. The Company shall timely furnish, or shall cause to be timely furnished, to each Stockholder any information that is required to enable Tax returns to be prepared for, or by, such Stockholder or any of its controlling Affiliates.
          8. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company and DPCE. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented without the prior written consent of the Investor Stockholder, if such amendment, modification or supplement would reasonably be expected to adversely affect the Investor Stockholder. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect. Except to the extent any such waiver, amendment, modification or supplement would adversely affect the Investor Stockholder, the Investor Stockholder hereby agrees to vote all of its shares of Class B Common Stock as directed by DPCE in connection with any waiver, amendment, modification or supplement to the Certificate of Incorporation on which shares of Class B Common Stock are entitled to vote.
          9. Parties.
          9.1 Assignment by DPCE. DPCE shall have the right to assign to one or more of its Affiliates all or any of its rights and obligations to acquire shares of Common Stock pursuant to Section 2.1 or Section 2.2.
          9.2 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that neither the Company nor the Investor Stockholder shall assign any of its rights or obligations hereunder without the consent of DPCE unless, in the case of the Investor Stockholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 9.4.
          9.3 Termination. Any Stockholder who ceases to own shares of Common Stock or any interest therein, shall cease to be a party to, or a Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of shares of Common Stock not explicitly permitted under this Agreement shall not relieve a Stockholder of any of his or her obligations hereunder.
          9.4 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of shares by a Stockholder (the “Transferor”) (other than pursuant to Section 2.1 (“Transfer of Class B Common Stock by Investor Stockholder”) or pursuant to Section 2.2 (“Forced Transfer of Class B Common Stock”)) shall be permitted under the terms of this Agreement only if the transferee of such Transferor (the “Transferee”) shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company and such Transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the Transferor of such Transferee, including, without limitation, the provisions of Section 2.1 (“Transfer of Class B Common Stock by Investor Stockholder”), Section 2.2 (“Forced

Transfer of Class B Common Stock”) and Section 3 (“Election of Directors”) (which shall continue to apply as though such Transferor were still the holder of such shares).
          10. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.
          11. No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.
          12. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          13. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof. By execution and delivery of this Agreement, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for purposes of any claim, action or proceeding arising out of this Agreement or any other transaction contemplated hereby. Each party hereto agrees to commence any such claim, action or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party’s property is immune from any legal process issued by such courts or (c) any claim, action or proceeding commenced in such courts is brought in an inconvenient forum. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s address set forth in Section 16 shall be effective service of process for any claim, action or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 13 or otherwise.
          14. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
          15. Waiver. The waiver by any party hereto of a breach or default of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or default or as a waiver of any other or subsequent breach or default, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
          16. Notices. All notices, requests, claims, demands, letters, waivers and other communications permitted or required under this Agreement shall be in writing and shall be deemed to be duly given if hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the other parties hereto. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases:

(i)	If to the Company or DPCE, to it at:

210 Westwood Place South, Suite 400
Brentwood, Tennessee 37027
Attention: Chief Executive Officer
Telephone: (615) 373-7774
Facsimile: (615) 309-1196

with copies (which shall not constitute notice) to:

Teachers’ Private Capital
Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5 Canada

Attention: Dean Metcalf
Michael Padfield, Esq.
Telephone: (416) 730-6166
Facsimile: (416) 730-5083

and to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Margaret A. Davenport, Esq.
Telephone: (212) 909-6000
Facsimile: (212) 909-6836

(ii)	If to the Investor Stockholder, to it at:

P.O. Box 150, First Island House
Peter Street
St. Helier, Jersey
Channel Islands, JE4 5NW
Attention: John Honey
Telephone: (44) 1534 888050
Facsimile: (44) 1534 504891

with a copy (which shall not constitute notice) to:

Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attention: Joseph W. Armbrust, Jr., Esq.
Telephone: (212) 839-5300
Facsimile: (212) 839-5599
          17. Headings. The headings to Sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.
          18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          19. Injunctive Relief. Each of the parties hereto agrees that the shares of Common Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties hereto therefore further agrees that, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have.
          20. Trial by Jury. EACH STOCKHOLDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          21. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
     Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
     Board: the board of directors of the Company.
     Certificate of Incorporation: the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.
     Common Stock: the Class A Common Stock and the Class B Common Stock.
     Governmental Entity: any supranational, national, federal, state, municipal or local governmental or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, court, commission or other similar entity, domestic or foreign.
     Independent Director: any director that may from time to time serve on the Board who is unaffiliated with any Stockholder that has Board designation rights hereunder.
     Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Stockholders Agreement: the Stockholders Agreement, dated of even date herewith, among DPCE, Ontario Teachers’ Pension Plan Board, the Investor Stockholder and the other parties thereto.
     Stock Subscription Agreements: the Subscription Agreements, dated of even date herewith, between Newco, the Company and the other parties thereto.
     Subsidiary: any entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
     Tax: any tax, duty, assessment, charge, or other levy separately or jointly due or payable to, or levied or imposed by any Governmental Entity, including income, gross receipts, license, wages, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, transaction, registration, value added, alternative/add-on minimum, estimated or other tax, duty, charge or other levy of any kind whatsoever, including any interest, penalty or addition thereto, and any interest with respect to such addition or penalty.
     Transfer: any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

          IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

DOANE PET CARE ENTERPRISES, INC.

By:

Name:
Title:

DOANE PET CARE COMPANY

By:

Name:
Title:

WILCHESTER INVESTMENTS LIMITED

By:

Name:
Title:

Schedule A

	Initial Amount of Common
Stockholder	Stock Held
	Class A Common Stock	Class B Common Stock
DPCE	1,000	21.32
Investor Stockholder	0	50